UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2011

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Florida	0-51420	20-3061892
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

RIVER CENTER I 50 E RIVER CENTER BLVD, SUITE 820 COVINGTON, KY 41011
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:	(859) 581-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On October 5, 2011, Valley Forge Composite Technologies, Inc. (“we” or the “Company”) signed a $20.25 million purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company.  Upon signing the Purchase Agreement, LPC agreed to initially purchase 300,000 shares of our common stock for $250,000.  We also entered into a registration rights agreement with LPC whereby we agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that have been or may be issued to LPC under the Purchase Agreement.  After the SEC has declared effective the registration statement related to the transaction, we have the right, in our sole discretion, until April 1, 2014, to sell up to an additional $20 million of our common stock to LPC in amounts up to $500,000 per sale, depending on certain conditions as set forth in the Purchase Agreement.

There are no upper limits to the price LPC may pay to purchase our common stock and the purchase price of the shares related to the $20 million of additional future funding will be based on the prevailing market prices of the Company’s shares immediately preceding the time of sales without any fixed discount, with the Company controlling the timing and amount of any future sales, if any, of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below the floor price as set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. LPC has covenanted not to cause or engage in any manner whatsoever any direct or indirect short selling or hedging of the Company’s shares of common stock.  In consideration for entering into the $20.25 million agreement, we issued to LPC 314,154 shares of our common stock as a commitment fee. The Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.  The proceeds received by the Company under the purchase agreement are expected to be used for working capital and general corporate purposes in carrying out our business plan.

The foregoing description of the purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02             Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.  The issuance and sale of shares by the Company to LPC under the Purchase Agreement is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

10.1	Purchase Agreement, dated as of October 5, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of October 5, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.

99.1	Press Release dated October 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

Date: October 7, 2011	By:	/s/ Louis J. Brothers
Louis J. Brothers
Chief Executive Officer, President, Secretary, Treasurer, and Authorized Officer

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Purchase Agreement, dated as of October 5, 2011, by and between the	Filed herewith.
Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of October 5, 2011, by and between	Filed herewith.
the Company and Lincoln Park Capital Fund, LLC.

99.1	Press Release dated October 7, 2011.	Filed herewith.